Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Eshallgo Inc on Form F-3 of our report dated August 14, 2025 relating to the consolidated financial statements of Eshallgo Inc as of March 31, 2025, and for the year then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

October 29, 2025